CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated June 28, 2023, appearing in the Annual Report of Rollins 401(k) Savings Plan on Form 11-K for the year ended December 31, 2022, in the Registration Statements of Rollins, Inc. on Forms S-8 (File No. 33-47528, effective date April 29, 1992, File No. 33-26056, effective date December 13, 1988, File No. 333-143692 effective date June 13, 2007, and File No. 333-268048, effective date October 28, 2022).

/s/ Windham Brannon, LLC

Atlanta, Georgia
June 28, 2023